Exhibit 99.1

The LGL Group, Inc. Announces Proposed Warrant Dividend

ORLANDO, FL, October 27, 2020 – The LGL Group, Inc. (NYSE American: LGL) (the "Company") today announced it has filed a registration statement on Form S-1 with the Securities and Exchange Commission, relating to a proposed dividend of warrants to purchase shares of its common stock. The Company intends for the warrants to be listed and traded on the NYSE American separately from the common stock, subject to NYSE American approval. Pursuant to the proposed warrant dividend, each holder of the Company's common stock will receive one warrant for each share of common stock owned and 5 warrants will entitle their holder to purchase one share of the Company's common stock at an exercise price of $12.50. The warrants will be "European style warrants" and will only be exercisable on the earlier of (i) their expiration date, which will be the fifth anniversary of their issuance, and (ii) such date that the 30-day volume weighted average price per share, or VWAP, of the Company's common stock is greater than or equal to $17.50.

The Company intends to set a record date for the dividend in the coming weeks.

Marc Gabelli, the Company's chairman, commented, "We are pleased that with this warrant dividend shareholders can efficiently participate in a portion of the Company's future value. This offering also allows for the Company to further strengthen its balance sheet while providing additional future flexibility for value creation. 2020 has been a challenging year for everyone. We are proud to say the professionals across the Company's global operations have continued to perform in these difficult times and regularly surpass customer expectations. For example earlier this year, Mtron's delivery of critical ventilator components to GE Healthcare underscored the essential nature of (y)our operations well beyond defense and communications. Due to the complications associated with government COVID-19 financial support, and the Company's later determination to return such support, it is imperative that the Company maintain and strengthen its balance sheet while also enhancing its growth as an independent critical component manufacturer for the nation's vital supply chains. The Board continues to explore growth organically and through diversified merger and acquisitions and believes the relationship with the SPAC has enhanced its strategic profile in this context. A conference call will be held prior to yearend providing an update on operations. We thank our partners, professional staff, clients, communities, and shareholders for their ongoing commitment."

No dividend has been declared at this time. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of such securities under the securities laws of that state or jurisdiction. Any offer of securities covered by the registration statement will be made solely by means of a prospectus included in the registration statement.

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong, Sacramento, California and Austin, Texas.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000